Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Annual Report on Form 10-K of Grand Canyon Education, Inc. (the “Company”) for the year ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian E. Mueller, Chief Executive Officer, of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002,18 U.S.C. § 1350, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 19, 2009

/s/ Brian E. Mueller
Brian E. Mueller
Chief Executive Officer (Principal Executive Officer)